SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 28, 2003
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                         NOVA INTERNATIONAL FILMS, INC.
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               (Exact name of Registrant as Specified in Charter)


          Delaware                     2-98997-NY                11-2717273
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(State of Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)           Identification No.)

                   Suite 805, One Pacific Place, 88 Queensway
                                    Hong Kong
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code (852) 2891 3130
                                                  ------------------------------

               6350 N.E. Campus Drive, Vancouver, Washington 98661
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          (Former Name or Former Address, if changed since last report)

Item 1.  Changes in Control of Registrant.

Acquisition

         Nova International Films, Inc. (the "Registrant") entered into a Share Exchange Agreement, (the "Exchange Agreement"), dated as of November 1, 2002, as amended by the Amended Share Exchange Agreement, (the "Amended Agreement"), dated February 21, 2003 by and among the Registrant, Martin Rifkin, William Rifkin (the "Shareholders"), Sino Concept Enterprises, Limited, a corporation organized under the laws of the British Virgin Islands ("Sino"), Kingston Global Co. Limited, a corporation organized under the laws of the British Virgin Islands ("Kingston", and together with Sino, the "Sellers") and Solar Touch Limited, a corporation organized under the laws of the British Virgin Islands ("Solar Touch"). Pursuant to the Exchange Agreement, on February 28, 2003 (the "Closing Date"), the Registrant acquired (the "Acquisition") from Kingston all of the issued and outstanding equity interests of Solar Touch (the "Solar Touch Shares"). As consideration for the Solar Touch Shares, the Registrant issued 49,567,002 shares of its common stock to the Sellers. In addition to the common stock issued to the Sellers, the Registrant issued 4,760,931 to the Sellers' financial consultants. The consideration for the Acquisition was determined through arms length negotiations between the management of the Registrant and the Sellers.

Election of New Directors and Officers

         On the Closing Date, Mr. Martin Rifkin resigned as President, Treasurer and a Director of the Registrant. On the same date, Mr. William Rifkin resigned from his position as Chairman of the Board, Secretary and Director of the Registrant. Effective March 1, 2003, Messrs. Jun-Tang Zhao, Raymond Ying-Wai Kwan, Yau-Sing Tang and George Raney began serving their terms as members of the Board of Directors of the Registrant. The newly elected directors appointed Raymond Ying-Wai Kwan as the Chief Executive Officer and Yau-Sing Tang as the Chairman of the Board of Directors and Chief Financial Officer.

Right to Rescind the Acquisition

         Pursuant to the terms of the Amended Agreement, the Registrant has the right to rescind the Acquisition. The Registrant may rescind the Acquisition if at any time after April 30, 2003 and prior to the delivery of the audited financial statements of Solar Touch, the Registrant has not been delivered the financial statements which reflect (a) a positive net income for the fiscal year ended December 31, 2002, (b) a stockholders' equity of at least US$6,000,000 and
(c) the elimination of the shareholders' loan in the principal amount of US$5,875,793 and the capitalization of such amount on the books and records of Solar Touch.

         In the event of rescission, (i) the Registrant shall return to Kingston the Solar Touch Shares, (ii) the Sellers, their financial consultants and/or their respective designees shall return and cancel the common stock issued pursuant to the Exchange Agreement, (iii) the Registrant's current directors shall appoint the designees of Mr. Martin Rifkin to the Board of Directors, and
(iv) the current directors and officers of the Registrant shall submit their resignations to be effective after the appointments described in (iii) above. Mr. Martin Rifkin has been designated to act on behalf of the Registrant in the event of rescission. Rescission shall be without liability to the parties of the Exchange Agreement.

Share Ownership

         The following table sets forth certain information (after giving effect to the issuance of the securities at the Closing, the percentage ownership is based on 60,364,369 shares outstanding with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


                                            Total Number           Percentage of
                 Name/Title                   of Shares              Ownership

Yau-Sing Tang, Chairman, CFO and Director        --                      --
Raymond Ying-Wai Kwan, CEO and Director          --                      --
Jun-Tang Zhao, Director                          --                      --
George Raney, Director                           --                      --
All Directors and Executive Officers             --                      --
(4 persons)
Kingston Global Co. Limited*
Suite 805 One Pacific Place
88 Queensway
Hong Kong                                    48,835,776                  81%

* Kingston is a company organized under the laws of the British Virgin Islands and is a wholly owned subsidiary of China Convergent Corporation Limited, a Bermuda corporation which shares are listed on the Australian Stock Exchange. The majority owner of China Convergent is Best Fortune Capital Limited, a corporation organized under the laws of the British Virgin Islands and is beneficially and wholly owned by Mr. Da-Xiang Zhang, a Chinese merchant.

Item 2.  Acquisition or Disposition of Assets.

         The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

         Until the Closing Date, the Registrant had only nominal assets and liabilities and no current business operations. As a result of the Acquisition, the Registrant will continue the business operations of Solar Touch.

Solar Touch

         Solar Touch was incorporated on April 26, 1999. Solar Touch owns a 49% of equity interest in Baoding Pascali Broadcasting Cable TV Integrated Information Networking Company Limited (the "Joint Venture"). The Joint Venture is a sino-foreign joint venture between Solar Touch and Baoding Pascali Multimedia Transmission Networking Company Limited ("Baoding Multimedia") which is a subsidiary of Baoding Pascali Group Co., Limited, a Chinese state-owned enterprise.

         The Joint Venture was formed on July 23, 1999, when Baoding Multimedia and Solar Touch signed a joint venture contact (the "JV Contract") and the articles of association of the Joint Venture (the "JV Articles"). The JV

Contract and JV Articles provided that the total amount of investment of the Joint Venture was RMB122.425 million (or US$14.8 million); and that the registered capital was RMB70 million (or US$8.46 million). The JV Contract and JV Articles also provided that Baoding Multimedia's contribution to the Joint Venture was Baoding Multimedia's cable TV network, related facilities and its existing business with a value of RMB35.7 million (or US$4.32 million) which was equal to 51% of the registered capital of the Joint Venture and that Solar Touch's contribution was an investment of US$4.14 million (or RMB34.3 million) in cash which was equal to 49% of the registered capital. On July 28, 1999, the Management Commission of the Baoding Hi-Tech Industrial Development Area approved the JV Contract, JV Articles and the members of the board of directors of the Joint Venture. On August 5, 1999, the Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People's Republic of China for Baoding Pascali was issued and on August 16, 1999, the Business License was granted for the operation of the Joint Venture.

         On February 23, 2000, Baoding Multimedia and Solar Touch signed another agreement to increase the registered capital of the Joint Venture from RMB70 million to RMB100 million, provided, however, that the respective percentage of equity interests in the Joint Venture owned by Baoding Multimedia and Solar Touch shall remain the same. On February 24, 2000, the Management Commission of the Baoding Hi-Tech Industrial Development Area approved the increase in the Joint Venture's registered capital and, on September 6, 2000, a new Business License was issued to reflect the increase in the registered capital of the Joint Venture. As a result of such increase, Baoding Multimedia contributed additional cable TV facilities with a value of RMB15.3 million (or US$1.853 million) whereas Solar Touch additionally contributed cash of US$1.779 million (or RMB14.7 million).

         The Joint Venture operates a cable TV network in the municipality of Baoding, near Beijing in the People's Republic of China. With over 190,000 subscribers in a market with a population of over 10 million, the Joint Venture is at present the only sino-foreign joint venture approved by the State
Administration of Radio, Film and Television to be licensed as a cable TV operator in China.

         At present, the Joint Venture offers thirty-nine (39) channels within the city limit and eight (8) channels to twenty-two (22) county areas. The Joint Venture transmits in both analog and digital over its fiber optic network and through twenty-two (22) substations. In addition to its cable broadcasting, the Joint Venture offers distance learning services and Internet access. The Joint Venture forecasts that it will be able to offer Broadband Internet access by June 2003. The Joint Venture currently generates revenue by charging a monthly subscription fee of RMB13 or approximately US$1.60 dollars to the subscribers.

Item 5.   Other Events.

         The Registrant has moved its principal executive offices from 6350 N.E. Campus Drive, Vancouver, Washington 98661 to Suite 805 One Pacific Place, 88 Queensway, Hong Kong.

Item 7.       Financial Statement, Pro Forma Financial Information and Exhibits.

         a)       Financial Statements of Businesses Acquired.

         b)       Pro Forma Financial Information.

                  The financial statements required by (a) and (b) of this Item 7 will be filed by an amendment to this Form 8-K on or before May 28, 2003.

         c)       Exhibits.

4.1      Share Exchange Agreement, dated as of November 1, 2002
4.2      Amended Share Exchange Agreement, dated as of February 21, 2003
10.1 Joint Venture Agreement dated as of July 23, 1999 by and between Solar Touch Limited and Baoding Pascali Broadcasting Cable TV Integrated Information Networking Company Limited
99.1     Press Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NOVA INTERNATIONAL FILMS, INC.


Date:    March 17, 2003                           By: /s/ Yau-Sing Tang
                                                  ------------------------------
                                                  Name: Yau-Sing Tang
                                                  Title:  Chairman